    As filed with the Securities and Exchange Commission on August 17, 1999

                                                          REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------


                                   ITEQ, INC.
                (FORMERLY KNOWN AS AIR-CURE ENVIRONMENTAL, INC.)
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   41-1667001
     (State or other jurisdiction                      (I.R.S. Employer
   of incorporation or organization)                 Identification Number)

                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019
                                 (713) 285-2700
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                    ITEQ, INC. DIRECTORS' STOCK OPTION PLAN
                              (Full Title of Plan)

                               LAWRANCE W. MCAFEE
                                   ITEQ, INC.
                         2727 ALLEN PARKWAY, SUITE 760
                              HOUSTON, TEXAS 77019
                                 (713) 285-2700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                With copies to:

                               T. WILLIAM PORTER
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600

                               ------------------


                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                  PROPOSED
                                                                  MAXIMUM                PROPOSED          AMOUNT OF
                TITLE OF                      AMOUNT TO           OFFERING           MAXIMUM AGGREGATE    REGISTRATION
       SECURITIES TO BE REGISTERED        BE REGISTERED(1)   PRICE PER SHARE(2)       OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share        100,000            $2.328125              $232,813              $65
========================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the ITEQ, Inc. Directors' Stock Option
         Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low price per share of Common
         Stock, as quoted on the Nasdaq National Market System, on August 12,
         1999. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plan.

                     REGISTRATION OF ADDITIONAL SECURITIES

         ITEQ, Inc., a Delaware corporation formerly known as Air-Cure Technologies, Inc. (the "Company"), hereby incorporates by reference into this Registration Statement the contents of its Registration Statement on Form S-8, File No. 33-68516, and its Registration Statement on Form S-8, File No. 333-09051.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference into this registration statement (this "Registration Statement") (i) the contents of its annual report on Form 10-K for the annual period ended December 31, 1998, as filed with the Securities and Exchange Commission (the "Commission") on March 22, 1999, as amended by its report on Form 10-K/A-1, as filed with the Commission on April 29, 1999, (ii) the contents of its quarterly report on Form 10-Q for the quarter ended March 31, 1999, as filed with the Commission on May 14, 1999,
(iii) the contents of its quarterly report on Form 10-Q for the quarter ended June 30, 1999, as filed with the Commission on August 16, 1999, (iv) the description of the Company's common stock, par value $.001 per share
("Common Stock"), contained in the Registration Statement on Form S-4 as filed with the Commission on September 18, 1997, as amended by Form S-4/A filed with the Commission on October 3, 1997, and (v) the contents of its report on Form 8-K filed July 8, 1999.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Company will provide, without charge, each participant in the Company's Plans, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         In connection with the filing of this Registration Statement, Porter & Hedges, L.L.P. has given an opinion on the validity of the securities being registered hereby. T. William Porter, a partner with Porter & Hedges, L.L.P., is a director of the Company.

ITEM 8. EXHIBITS.


   *5.1           Opinion of Porter & Hedges, L.L.P.

  *23.1           Consent of Arthur Andersen LLP

  *23.2           Consent of PricewaterhouseCoopers LLP

  *23.3           Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

  *24.1           Power of Attorney (included on the signature page hereto)

----------------
*        Filed herewith.

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and officers of ITEQ, Inc., do hereby constitute and appoint William P. Reid and Lawrance W. McAfee, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 16, 1999.


                                             ITEQ, INC.

                                             By: /s/ Lawrance W. McAfee
                                                --------------------------------
                                                 Lawrance W. McAfee
                                                 Executive Vice President, Chief
                                                 Financial Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 16, 1999.



          SIGNATURE                                TITLE
          ---------                                -----

     /s/ Mark E. Johnson             Director and Chairman of the Board
     ----------------------
       Mark E. Johnson


     /s/ William P. Reid          Director, Acting Chief Executive Officer
     ----------------------                    and President
       William P. Reid                 (Principal Executive Officer)


     /s/ Lawrance W. McAfee            Director, Executive Vice President,
     ----------------------         Chief Financial Officer and Secretary
     Lawrance W. McAfee          (Principal Financial and Accounting Officer)


    -----------------------                       Director
      Thomas N. Amonett


    /s/ T. William Porter                         Director
    -----------------------
      T. William Porter


    -----------------------                       Director
      James L. Rainey, Jr.


    -----------------------                       Director
      James A. Read

                               INDEX TO EXHIBITS



     Exhibit                       Description
     -------                       -----------
       *5.1                Opinion of Porter & Hedges, L.L.P.

      *23.1                Consent of Arthur Andersen LLP

      *23.2                Consent of PricewaterhouseCoopers LLP

      *23.3                Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)

      *24.1                Power of Attorney (included on the signature page hereto)

----------------
*        Filed herewith.